                                                                     Exhibit 4.2



Certificate No. A-1

                                    QLT INC.

THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES
     ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

(3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND
     (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

     (A)  TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND

(4) AGREES THAT UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THE SECURITY MAY NOT BE TRANSFERRED OR SOLD IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO DECEMBER 16, 2003.

PRIOR TO THE REGISTRATION OF ANY SUCH TRANSFER IN ACCORDANCE WITH THE FOREGOING, THE COMPANY AND THE TRUSTEE AND TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH APPLICABLE U.S. FEDERAL AND STATE SECURITIES LAWS AND PROVINCIAL AND TERRITORIAL SECURITIES LAWS IN CANADA.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE

INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

Certificate No. A-1

                       3% Convertible Senior Note due 2023
                              CUSIP No. 746927 AA 0

         QLT Inc., a British Columbia company (herein called the "COMPANY"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of one hundred seventy two million five hundred thousand U.S. dollars (US$172,500,000) on September 15, 2023 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

         Interest Payment Dates: March 15 and September 15, with the first payment to be made on March 15, 2004.

         Record Dates: March 1 and September 1.

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, QLT INC. has caused this instrument to be duly signed.

                                         QLT INC.



                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:


Dated: August 15, 2003

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee


By:
    -------------------------------------------------
         Authorized Signatory

Dated: August 15, 2003

                              [REVERSE OF SECURITY]

                                    QLT INC.

                       3% CONVERTIBLE SENIOR NOTE DUE 2023


         1. INTEREST. QLT Inc., a British Columbia company (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on March 15 and September 15 of each year, with the first payment to be made on March 15, 2004. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, August 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. MATURITY. The Securities will mature on September 15, 2023.

         3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date; provided, however, that accrued and unpaid interest payable, as provided in the Indenture, on a Security upon Repurchase at Holder's Option or Repurchase Upon Repurchase Event shall instead be paid to the Holder surrendering such Security for Repurchase at Holder's Option or Repurchase Upon Repurchase Event, as the case may be. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price, Tax Redemption Price, Option Purchase Price or Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Tax Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event, as the case may be. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Security is in global form, the Company will pay interest on the Securities by wire transfer of immediately available funds to the account specified by the Holder. With respect to securities held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder's registered address.

         4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, The Bank of New York (the "TRUSTEE"), will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice.

         5. INDENTURE. The Company issued the Securities under an Indenture dated as of August 15, 2003 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to US$150,000,000 aggregate principal amount (US$172,500,000 if the Initial Purchasers have elected to exercise the Option to purchase an additional US$22,500,000 of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

         6. ADDITIONAL AMOUNTS. The Company will pay to the Holders such Additional Amounts as may become payable under SECTION 4.08 of the Indenture.

         7. OPTIONAL REDEMPTION. The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after September 15, 2008 (the date of such time, the "REDEMPTION DATE"), at a redemption price equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided, that if such Redemption Date is also an interest payment date, such accrued and unpaid interest with respect to a Security called for Redemption will be paid on such interest payment date to the Holder of record of such Security at the close of business on the relevant record date; provided further, that the Company will make at least ten (10) semi-annual interest payments with respect to the Securities prior to redeeming any Securities under this PARAGRAPH 7.

         If the Paying Agent (other than the Company) holds on the Redemption Date money sufficient to pay the aggregate Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, payable on the Redemption Date with respect to a Security, then (unless the Company defaults in the payment of the Redemption Price or such accrued and unpaid interest) on and after the Redemption Date such Security shall be deemed to be no longer outstanding, interest on such Security shall cease to accrue, and such Security shall be deemed paid whether or not such Security is delivered to the Paying Agent. Thereafter, all rights of the Holder of such Security shall terminate with respect to such Security, other than the right to receive the Redemption Price plus such accrued and unpaid interest.

         8. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

         9. REDEMPTION FOR TAX REASONS. The Company may, at its option, redeem the Securities, in whole but not in part, at one hundred percent (100%) of the principal amount of the Securities, plus accrued and unpaid interest, if any, to, but excluding, the Tax Redemption Date if:

                  (i) the Company has become, or would become, obligated to pay to the Holders Additional Amounts that, in the aggregate, are more than de minimis as a result of any amendment or change occurring after August 12, 2003 in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority or any change occurring after August 12, 2003 in the interpretation or application of any such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination);

                  (ii) the Company cannot avoid the obligation to pay such non-de minimis Additional Amounts by taking reasonable measures available to it;

                  (iii) the Company delivers to the Trustee an opinion of Canadian legal counsel specializing in taxation and an Officers' Certificate attesting to (I) such change in such laws, regulations, interpretation or application and (II) the obligation of the Company to pay such non-de minimis Additional Amounts; and

                  (iv) at least thirty (30) days but not more than sixty (60) days before the date (the "TAX REDEMPTION DATE") the Securities are to be redeemed pursuant a Tax Redemption, the Company mails, or causes to be mailed, by first-class mail to each Holder, at the address of such Holder appearing in the security register, a notice of Tax Redemption containing the information specified in SECTION 3.08(E) of the indenture; provided, however, that (I) the Company shall not mail, or cause to be mailed, a notice of Tax Redemption earlier than sixty (60) Business Days prior to the earliest date on or from which the Company would be obligated to pay any such non-de minimis Additional Amounts and (II) the Company shall not mail, or cause to be mailed, a notice of Tax Redemption unless, at the time of such mailing, the circumstances creating the Company's obligation to pay such non-de minimis Additional Amounts are in effect.

         Except in respect of Excluded Holders, the Company shall not, and shall not cause any Paying Agent or the Trustee to, deduct from the Tax Redemption Price, or from the accrued and unpaid interest payable as herein provided upon Tax Redemption, any amounts on account of, or in respect of, any Canadian withholding taxes.

         The right, pursuant to ARTICLE X, to convert Securities called for Tax Redemption shall terminate at the close of business on the Business Day immediately preceding the Tax Redemption Date.

         A Holder may elect not to have its Securities, or a portion thereof, redeemed pursuant to a Tax Redemption by delivering to the Paying Agent, no later than the close of business on the Business Day immediately preceding the Tax Redemption Date, a duly completed and signed Notice of Election Upon Tax Redemption (or any other form of written notice substantially similar thereto); provided, however, that no Additional Amounts shall be payable by the Company on any payment of interest or principal with respect to Securities for which such a Notice of Election Upon Tax Redemption is so delivered, and all payments by the Company with respect to such Securities shall be subject to the deduction or withholding of any Canadian Taxes required to be deducted or withheld. A Holder that has not so delivered such a Notice of Election Upon Tax Redemption shall have its Securities redeemed pursuant to the Tax Redemption without further action. Notwithstanding anything herein to the contrary, a Holder may withdraw its Notice of Election Upon Tax Redemption by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Tax Redemption Date, which notice of withdrawal must contain the information specified in SECTION 3.08(E)(x). The Paying Agent shall promptly notify the Company of the receipt by it of any such written notice of withdrawal thereof.

         10. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on September 15, 2008, September 15, 2013 and September 15, 2018 (each, an "OPTION PURCHASE DATE") at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the Principal Amount at Maturity of Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If the Paying Agent (other than the Company) holds on the applicable Option Purchase Date money and/or Common Shares, if applicable and as provided in the Indenture, sufficient to pay the aggregate Option Purchase Price, and accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, payable in respect of Securities on such Option Purchase Date, then on and after such Option Purchase Date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price plus such accrued and unpaid interest.

         11. REPURCHASE AT OPTION OF HOLDER UPON A REPURCHASE EVENT. Subject to the terms and conditions of the Indenture, in the event of a Repurchase Event, each Holder of the Securities shall have the right, at the Holder's option, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the "REPURCHASE DATE") no later than thirty (30) days after the date on which notice of such Repurchase Event is mailed in accordance with the immediately succeeding paragraph, at a price equal to one hundred percent (100%) of the outstanding principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Repurchase Date.

         Within thirty (30) days after the occurrence of the Repurchase Event, the Company is obligated to give notice of the occurrence of such Repurchase Event to each Holder. Such notice shall include, among other things, the date by which the Holder must notify the Company of such Holder's intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right. To exercise the Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than the close of business on the Business Day immediately preceding the Repurchase Date, written notice to the Paying Agent of the Holder's exercise of such right; and (ii) deliver, at any time after the

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delivery of such written notice, the Securities with respect to which the Holder is exercising its Repurchase Right, duly endorsed for transfer to the Company.

         A "REPURCHASE EVENT," which shall constitute an "event of failure" under the Indenture within the meaning of subparagraph 212(1)(b)(vii)(C) of the Canadian Tax Act, shall be deemed to have occurred upon the occurrence of either a "Change in Control" or a "Termination of Trading."

         A "CHANGE IN CONTROL" shall be deemed to have occurred at such time as:

                  (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors; or

                  (ii) at any time the following persons cease for any reason to constitute a majority of the Company's Board of Directors:

                           (1) individuals who on the Issue Date constituted the
                  Company's Board of Directors; and

                           (2) any new directors whose election to the Company's
                  Board of Directors or whose nomination for election by the Company's shareholders was approved by at least a majority of the directors of the Company then still in office who were either directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

                  (iii) the Company consolidates with, or amalgamates or merges with or into, another person or any person consolidates with, or amalgamates or merges with or into, the Company (including, in each of the foregoing cases, pursuant to a statutory arrangement), in any such event other than pursuant to a transaction in which the persons that "beneficially owned," directly or indirectly, the shares of the Company's Voting Stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the surviving or continuing corporation's Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing or surviving corporation in substantially the same proportion as such ownership immediately prior to the transaction; or

                  (iv) the sale, lease, transfer or other conveyance or disposition of all or substantially all of the assets or property of the Company (including, in any such case, pursuant to a statutory arrangement) to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

                  (v) the Company is liquidated or dissolved or the holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company;

         provided, however, that a Change in Control will not be deemed to have occurred if either:

                  (1) the Closing Sale Price for each of any twenty (20) Trading Days during the thirty (30) Trading Days immediately preceding the Change in Control is equal to at least one hundred and five percent (105%) of the Conversion Price in effect on such Trading Day; or

                  (2) in the case of a merger, consolidation, amalgamation or statutory arrangement (involving a business combination) all of the consideration (other than cash payments for fractional shares and pursuant to statutory appraisal rights) in the merger, consolidation, amalgamation or statutory arrangement constituting the Change in Control consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock and associated rights.

         A "TERMINATION OF TRADING" shall occur if the Common Shares of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

         12. CONVERSION.

         Conversion Based on Closing Sale Price of Common Shares. Subject to earlier Redemption, Tax Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into shares of the Company's Common Shares on any Business Day of a calendar quarter, beginning with the quarter ending December 31, 2003, if the Closing Sale Price of the Company's Common Shares for at least twenty (20) consecutive Trading Days in a period of thirty
(30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty percent (120%) of the Conversion Price in effect on such last Trading Day.

         Conversion Upon Satisfaction of Trading Price Condition. If the Securities are not otherwise then convertible, Securities in integral multiples of $1,000 principal amount may be surrendered for conversion into Common Shares any time during the five (5) Business Day period after any nine (9) consecutive Trading Day period (such nine (9) consecutive Trading Day Period, the "MEASUREMENT PERIOD") in which the average Trading Price per $1,000 principal amount of the Securities during the Measurement Period was equal to or less than ninety five percent (95%) of the average Conversion Value (as defined below) during the Measurement

Period (such condition, the "TRADING PRICE CONDITION"). In connection with any conversion, the Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety five percent (95%) of the Conversion Value. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the nine (9) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. Notwithstanding anything to the contrary in this paragraph, no Securities shall be converted pursuant to this paragraph after September 15, 2018 if the Closing Sale Price on any Trading Day during the most recent Measurement Period during which the Trading Price Condition is satisfied is greater than the Conversion Price in effect during such Trading Day and less than or equal to 120% of such Conversion Price. For purposes of this paragraph, the "Conversion Value," on a given Trading Day, means the product of Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

         Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to PARAGRAPH 7, or for Tax Redemption pursuant to PARAGRAPH 9, may be surrendered in integral multiples of $1,000 principal amount for conversion into Common Shares; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the Business Day immediately preceding the Redemption Date or the Tax Redemption Date, as the case may be.

         Conversion Upon Certain Distributions. If the Securities are not otherwise convertible, in the event that the Company takes any action that would require an adjustment to the Conversion Rate pursuant to SECTIONS 10.06(b), 10.06(c), 10.06(d), OR 10.06(e) of the Indenture, the Securities may be surrendered for conversion in integral multiples of $1,000 principal amount into Common Shares beginning on the date the Company gives notice to the Holders of such event as provided in SECTION 10.11 of the Indenture and at any time thereafter until the close of business on the Business Day immediately preceding the record date with respect to, or the effective date of, the applicable transaction or until the Company announces that such transaction will not take place.

         Conversion Upon Occurrence of Certain Corporate Transactions. If the Securities are not otherwise convertible, in the event the Company is a party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which the Common Shares would be converted into cash, securities or other property as set forth in SECTION 10.12 of the Indenture, or a sale or conveyance of all or substantially all of the property or business of the Company, the Securities may be surrendered in integral multiples of $1,000 principal amount for conversion into Common Shares at any time from and after the date which is fifteen (15) days prior to the date announced by the Company as the anticipated effective date of such transaction until the date that is fifteen (15) days after the actual effective date of such transaction, and, at the effective date of such transaction, the right to convert a Security into Common Shares will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder thereof would have received if such Holder had converted such

Holder's Security immediately prior to the transaction, assuming that such Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Shares to select a particular type of consideration. Notwithstanding the foregoing, if, prior to the date that is five
(5) years plus one (1) day from the Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any property (including cash) or securities of a company ("INELIGIBLE CONSIDERATION") that would not constitute "prescribed securities" for the purpose of clause 212(1)(b)(vii)(E) of the Canadian Tax Act ("PRESCRIBED SECURITIES"), such Holders shall not be entitled to receive such Ineligible Consideration; provided, however, that the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such Ineligible Consideration or Prescribed Securities with a market value comparable to such Ineligible Consideration (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution). The Company shall give notice to Holders at least thirty (30) days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the Securities will be convertible after the effective date of such transaction. After such notice is given, the Company or the successor or acquiror, as the case may be, may not change the consideration to be delivered upon conversion of the Securities, except in accordance with any provision of the Indenture other than SECTION 10.12.

         The initial Conversion Rate is 56.1892 Common Shares per $1,000 principal amount of Securities, or an effective initial Conversion Price of approximately $17.80 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest, or liquidated damages with respect to, the Securities will be made, except as otherwise provided in the Indenture. If a Holder surrenders a Security for conversion between the record date for the payment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive, unless such Security has been called for Redemption or Tax Redemption as described in the Indenture.

         To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay as provided in the last sentence of the immediately preceding paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

         Except as provided in the Indenture, any Common Shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

         13. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for Redemption or Tax Redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of fifteen (15) days before the mailing of a notice of Redemption or Tax Redemption and in certain other circumstances provided in the Indenture.

         14. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

         15. MERGER OR CONSOLIDATION. The Company shall not consolidate with, or amalgamate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, another person (including, in any such case, pursuant to a statutory arrangement), whether in a single or series of related transactions, unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or the laws of Canada or any province or territory thereof; (ii) such person assumes by supplemental indenture all the obligations of the Company, under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

         16. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to (i) comply with SECTIONS
5.01 AND 10.12 of the Indenture; (ii) make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement and the qualification of the Indenture under the TIA; (iii) secure the obligations of the Company in respect of the Securities; (iv) add to covenants of the Company described in the Indenture for the benefit of Securityholders; (v) surrender any right or power conferred upon the Company; (vi) make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or increase the Conversion Rate in accordance with the Indenture; and (vii) cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not adversely affect the rights of any Holder.

         17. DEFAULTS AND REMEDIES. Subject to the provisions of the Indenture, an Event of Default includes the occurrence of any of the following: (i) default in payment of principal or premium, in each case including Additional Amounts, whether at maturity, upon Redemption or Tax Redemption, on an Option Purchase Date with respect to a Repurchase at Holder's Option, on a Repurchase Date with respect to a Repurchase Upon Repurchase Event or otherwise; (ii) default for thirty (30) days in payment of interest or liquidated damages, in each case including Additional Amounts; (iii) failure to timely provide, as required, an Option Purchase Notice or a Repurchase Event Notice; (iv) failure by the Company for thirty (30) days after notice is given, as specified in the Indenture, to it to comply with any of its other agreements in the Indenture or the Securities;
(v) certain payment defaults or the acceleration of other Indebtedness of the Company and its Subsidiaries or certain payment defaults on final judgments; and
(vi) certain events of bankruptcy or insolvency involving the Company or its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in SECTION 6.01(VII) or (VIII) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders. The Company must furnish an annual compliance certificate to the Trustee.

         18. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

         19. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         20. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         21. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         22. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                                    QLT Inc.
                             887 Great Northern Way
                             Vancouver, B.C. V5T 4T5
                                     Canada

                              [FORM OF ASSIGNMENT]
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


----------------------------------------------

--------------------------------------------------------------------------------
(please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints


--------------------------------------------------------------------------------
Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.


Dated:
      --------------------------    --------------------------------------------
                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer
                                    Agents Medallion Program or in such other guarantee program acceptable to the Trustee.



Signature Guarantee:
                    ------------------------------------------------------------

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

                                   [Check One]

(1)    ____       to the Company or any Subsidiary thereof; or

(2)    ____       pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933, as amended; or

(3)    ____       pursuant to the exemption from registration provided by
                  Rule 144 under the Securities Act of 1933, as amended; or

(4)    ____       pursuant to the exemption from registration under the
                  Securities Act of 1933, as amended, other than under Rule 144A or Rule 144; or

(5)    ____       pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended,

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

              [   ]   The transferee is an Affiliate of the Company. (If the
Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

                  Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:                              Signed:
       --------------------         --------------------------------------------
                                    (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       --------------------      -----------------------------------------------
                                 NOTICE:  To be executed by an executive officer

                                CONVERSION NOTICE

To convert this Security into Common Shares of the, check the box: [  ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):


                               $------------------

If you want the stock certificate made out in another person's name, fill in the form below:



--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)



--------------------------------------------------------------------------------

Date:                    Signature(s):
     ----------------                 ------------------------------------------
                                      (Sign exactly as your name(s) appear(s)
                                       on the other side of this Security)



Signature(s) guaranteed by:
                           -----------------------------------------------------
                           (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE


Certificate No. of Security:  ___________

         If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.09 of the Indenture, check the box: [ ]

         If you checked the above box, then check the box below corresponding to the date on which you elect to have all or part of this Security purchased by the Company:

         September 15, 2008:  [  ]
         September 15, 2013:  [  ]
         September 15, 2018:  [  ]

         If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.10 of the Indenture, check the box: [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to SECTIONS 3.09 OR 3.10 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:


                      $ ----------------------------------
                       (in an integral multiple of $1,000)


Date:                              Signature(s):
     -------------------------                  --------------------------------



                                    --------------------------------------------
                                    (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
                                    --------------------------------------------
                                    (All signatures must be guaranteed by a
                                    guarantor institution participating in the
                                    Securities Transfer Agents Medallion Program
                                    or in such other guarantee program
                                    acceptable to the Trustee.)

                     NOTICE OF ELECTION UPON TAX REDEMPTION


Certificate No. of Security:  ___________

         If you want to elect not to have this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, check the box: [ ]

         NOTE THAT NO ADDITIONAL AMOUNTS SHALL BE PAYABLE BY THE COMPANY ON ANY PAYMENT OF INTEREST OR PRINCIPAL WITH RESPECT TO THIS SECURITY IF THE BOX ABOVE IS CHECKED, AND ALL PAYMENTS BY THE COMPANY WITH RESPECT TO THIS SECURITY SHALL BE SUBJECT TO THE DEDUCTION OR WITHHOLDING OF ANY CANADIAN TAXES REQUIRED TO BE DEDUCTED OR WITHHELD.

         If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:



                                    $ ----------------------------------
                                    (in an integral multiple of $1,000)


Date:__________________           Signature(s):_________________________________



                                    --------------------------------------------
                                    (Sign exactly as your name(s) appear(s) on the other side of this Security)


Signature(s) guaranteed by:
                                    --------------------------------------------
                                    (All signatures must be guaranteed by a
                                    guarantor institution participating in the
                                    Securities Transfer Agents Medallion Program
                                    or in such other guarantee program
                                    acceptable to the Trustee.)

                                   SCHEDULE A

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

         The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:


                                                                          Principal amount of
                           Amount of decrease    Amount of increase in        this Global           Signature or
                           in Principal amount    Principal amount of     Security following    authorized signatory
                             of this Global       this Global Security       such decrease       of Trustee or Note
    Date of Exchange            Security                                     (or increase)            Custodian
    ----------------       ------------------    ---------------------    --------------------  ----------------------
